                                                                    Exhibit 99.1
                                                                    ------------

                             AMWAY JAPAN LIMITED


                       Consent of Prospective Director
                       -------------------------------

         Pursuant to Rule 438 (Consent of Persons About to Become Directors) of the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person about to become a director of Amway Japan Limited (the "Registrant") in Amendment No. 1 to the Registration Statement on Form F-3 (Registration No. 33-97204) of the Registrant as filed with the Securities and Exchange Commission.




                                        /s/ Tomiaki Nagase
                                        ------------------------------
                                        Tomiaki Nagase


October 17, 1995
     Date